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Exhibit 10.48

AGREEMENT NO. 2003-00418

CONEXANT SYSTEMS, INC.

LICENSE AGREEMENT

  This License Agreement ("Agreement") is entered into and made effective as of July 2nd, 2004 ("Effective Date") by and between CONEXANT SYSTEMS, INC. a Delaware corporation ("CONEXANT") with a principal place of business at 4000 MacArthur Blvd., Newport Beach, California 92660, U.S.A. and Jazz Semiconductor, a Delaware limited liability company ("Licensee") with a principal place of business at 4321 Jamboree Road, Newport Beach, CA. 92660, U.S.A (each individually a"Party" and collectively the "Parties").

WHEREAS:

  CONEXANT has developed certain intellectual property referred to as Licensed Technology ("0.13um Process Micron Library"), as defined in this Agreement; and

  Licensee wishes to obtain rights to use and incorporate the"Licensed Technology" into authorized "Licensee Products", as granted pursuant to this Agreement and in the Exhibit; and

  CONEXANT is prepared to grant a license based upon the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties, intending to be legally bound, agree as follows:

1.
DEFINITIONS

1.1.
'Authorized Site' means the Licensee and Licensee's third-party foundry partners ("Partner Facilities") where Licensee or Licensee's Partner Facilities is authorized to use the Licensed Technology.

1.2.
'Deliverables' means the Licensed Technology as listed in the Exhibit.

1.3.
'Design Information' means the design data provided by CONEXANT under this agreement that can be used for integration in the process of designing 'Licensee Products' by Licensee or Licensee's Customers solely in the design of products to be manufactured by Licensee or Licensee's Partner Facilities.

1.4.
'Development Rights' refers only to the right to possess, use internally, modify and integrate the 'Licensed Technology'.

1.5.
'Documentation' or 'Specifications' means any documentation (Refer to the Exhibit) relating to the 'Licensed Technology' and supplied to Licensee by CONEXANT for use only at an 'Authorized Site'. Subject to 7.6, all Documentation is considered confidential.

1.6.
'Intellectual Property' ("IP") means all intellectual property, including, but not limited to, trade secrets, databases, know how, inventions, improvements, discoveries, conceptions, ideas, techniques, designs, products, developments, specifications, methods, drawings, diagrams, models, software programs (including object code, source code and commenting), data, data analysis, data interpretation, written reports, and all rights therein including copyright, patent rights, database rights, rights in designs and all registrations and applications therefore, and all continuations, continuations in part, divisional applications, and renewals of any of the foregoing, in any part of the world.

1.7.
'Licensee Products' or 'Product' means any integrated-circuit product in silicon form produced as a result of integration with Licensee-modified 'Licensed Technology' by or for Licensee or Licensee's Customer.

1.8.
'Licensed Technology' means the '0.13 um Process Micron Library', including the Standard Cell Library Design Kit and General Purpose IO Design Kit, all 'Documentation' and Data Sheets (or 'Specifications'), know how and 'Intellectual Property' provided by CONEXANT under this Agreement to Licensee and as detailed in the Exhibit.

1.9.
'Manufacturing Rights' means the right to make or have made, and to market, distribute, offer for sale or otherwise sell the 'Licensee Product'.

1.10.
'Partner Facility' or 'Partner Facilities' means a third party foundry who has signed an agreement to manufacture Licensee's Products or Licensee's Customer Products on behalf of Licensee. Such Partner Facility or Partner Facilities may make use of Licensee-modified Licensed Technology, but shall have no right to modify the Licensed Technology.

1.11.
'Proprietary Information' means all confidential, proprietary, or secret information related to the Licensed Technology, including, without limitation, the terms and conditions of this Agreement, Intellectual Property, components, drawings, data, programs, specifications, techniques, processes, algorithms, inventions, and other information or material, however stored, relating to a Party's business, personnel, products, customers, finances, or plans, that is owned, possessed, or used by a Party, marked confidential or proprietary, and if disclosed orally or visually that is orally stated at the time of disclosure to be confidential and confirmed by a written summary within twenty (20) business days after the disclosure.

2.
LICENSE GRANT

2.1.
License. Subject to the terms and conditions of this Agreement, CONEXANT grants to Licensee a limited, non-revocable (subject to 10.2 and 11.1), non-exclusive, nontransferable, and non-assignable (except as permitted under Section 14.5 ['Assignment']) license for the Manufacturing Rights necessary to develop, modify and have manufactured the Licensed Technology in Licensee's 130 nm manufacturing process node and its variations solely at the Authorized Site. This license grant specifically excludes other major process nodes such as the 90 nm manufacturing process, which may be licensed to Licensee under a separate agreement. This license grant also specifically excludes modification rights by any Partner Facility. The License Grant is contingent upon all required Fees being paid to Conexant.

2.2.
Third-Party Subcontractors. Licensee may subcontract the use of the Licensee-modified Licensed Technology to Partner Facilities solely for the purpose of using the Licensee-modified Licensed Technology for the manufacture of Licensee Products by such Partner Facilities, provided that such Partner Facilities have signed an agreement with Licensee containing substantially similar confidentiality provisions and limitations on the use of the Licensee-modified Licensed Technology as contained in this Agreement. Licensee may, in the ordinary course of business, distribute necessary portions of the Licensee-modified Licensed Technology with Licensee's Design Kit to Licensee's Customers who are under Design Kit Evaluation or separate license agreement with Licensee that contain confidentiality provisions as least as restrictive s those contained herein.

2.3.
No Sublicense. Except as otherwise provided for in this Agreement, Licensee shall not have the right to sublicense the Licensed Technology, or to sublicense derivative works of the Licensed Technology. Licensee shall not, and shall not permit any person within its control to, use the Licensed Technology for any other purpose than as expressly set forth in this Agreement.

2.4.
Reservation of Rights. Except as expressly provided in this Agreement, CONEXANT grants no other license or rights to Licensee either by implication, estoppels, or otherwise.

3.
DELIVERY

3.1.
CONEXANT shall deliver the Deliverables electronically to Licensee.

4.
FEES

4.1.
Fees. In consideration of the rights granted hereunder, Licensee will pay CONEXANT all fees set forth in, and in accordance with the terms of the Exhibit.

4.2.
Payments. Payments shall be made within thirty (30) days of acceptance of CONEXANT's Deliverables by Licensee. All payments under this Agreement shall be made in U.S. dollars. Payments shall be made without any deductions for taxes, duties, fees, or charges of any kind. All amounts in this Agreement do not include value-added tax, sales tax, or similar taxes that may have to be charged to Licensee by CONEXANT.

4.3.
Late Payments. If any payment is not received by CONEXANT within thirty (30) days of its due date, a late-payment charge, not interest, shall be due to CONEXANT, at the rate of two percent (2%) per month (or the highest rate allowed by law, whichever is lower) from the date payment was due until the date of receipt. The due date(s) for the payment of the fees are set forth in the Exhibits.

5.
SUPPORT SERVICES

5.1.
Subject to Licensee's compliance with the terms of this Agreement, and provided that Licensee is current with any Support Services fees due, CONEXANT shall provide to Licensee Support Services as set forth below.

5.2.
Scope of Support Services. In consideration of the Support Services Fee, CONEXANT shall provide Support Services that consist of access to CONEXANT's telephone support line and support services by e-mail. Such services shall include answering any technical questions that Licensee may have pertaining to the Licensed Technology.

Support Services shall be provided only to the single technical support contact specified in the Exhibits unless Licensee pays additional fees for additional technical contacts at that Authorized Site or at additional Authorized Sites, as specified in the Exhibits.

5.3.
Support Services Fee.

5.3.1.
After the first year in which there will be no supposrt services provided to Licensee by Conexant, at the request of Licensee for Support Services, Licensee shall pay a Support Services Fee to be mutually agreed upon for support of the Licensed Technology. In subsequent years and thereafter, CONEXANT will continue to provide Licensee with Support Services for the Licensed Technology at Licensee's option at the yearly fee to be mutually agreed upon.

5.3.2.
Additional Support Services Fees will be required for each additional licensed IP Design furnished by Conexant to Licensee in support of a new Licensee Product.

5.4.
End of Life. CONEXANT shall provide Licensee with twelve (12) months notice prior to discontinuing support.

6.
INTELLECTUAL PROPERTY RIGHTS

6.1.
Ownership of Licensed Technology: CONEXANT shall retain all right, title, and ownership interest and all Intellectual Property Rights in and to the Licensed Technology and associated documentation. Licensee shall not obtain or claim any right, title, or ownership interest in the Licensed Technology, or any portion thereof or any Intellectual Property rights therein, except as otherwise set forth in this Agreement.

6.2.
Ownership of Licensee Product: Except for the Licensed Technology owned by Conexant and licensed under this Agreement, Licensee shall retain all right, title, and ownership interest and all Intellectual Property Rights in and to the Licensee Products. Conexant shall not obtain or claim any right, title, or ownership interest in the Licensee Products, or any portion thereof or any Intellectual Property Rights therein, except for Conexant's Licensed Technology itself.

7.
PROPRIETARY INFORMATION/CONFIDENTIALITY

7.1.
Protection. Each Party shall hold secret the Proprietary Information of the other Party related to the Licensed Technology and shall protect and preserve the confidential nature and secrecy of such Proprietary Information for the duration of this Agreement and for five (5) years after its termination and the return or destruction of all Deliverables (the 'Confidentiality Period').

7.2.
Confidential. All Proprietary Information related to the Licensed Technology disclosed by one Party (the 'Disclosing Party') shall be held in confidence by the Party receiving such Proprietary Information (the 'Receiving Party') following the date of disclosure and shall be used only as necessary in connection with the enforcement of its rights and/or the performance of its obligations under this Agreement. Employees and consultants of the Receiving Party to which the Proprietary Information is disclosed by the Receiving Party shall have a bona fide need to know and shall be bound to maintain the confidentiality of such Proprietary Information to at least the extent provided in this Section 7. The Receiving Party shall protect the Proprietary Information of the Disclosing Party using the same standard of care as it uses to safeguard its own confidential and proprietary information of a like nature from unauthorized disclosure, or dissemination, and in no event less than a reasonable degree of care. Neither Party shall at any time during the Confidentiality Period without the other Party's prior written consent:

7.2.1.
disclose or communicate to any third party all or any of the other Party's Proprietary Information except as permitted by this Agreement;

7.2.2.
make, or assist any third party to make, any use of the other Party's Proprietary Information not authorized by this Agreement, and the Receiving Party shall use its best efforts to ensure that any employee or other person who acquires the other Party's Proprietary Information shall not make any unauthorized use thereof;

provided, however, that the Receiving Party may disclose the Proprietary Information to its consultants and contractors with a need to know; provided that the Receiving Party binds those consultants and contractors to terms at least as restrictive as those stated herein, advises them of their obligations, and indemnifies the Disclosing Party for any breach of those obligations.

7.3.
No Reverse Engineering: Licensee and Licensee's third-party subcontractors, Partner Facilities and Licensee's customers shall not decompile, disassemble, or reverse engineer the Licensed Technology.

7.4.
General Knowledge. Subject to any copyrights, mask work rights or patent rights, the Parties agree that as a result of exposure to Confidential Information of the disclosing party, employees of the receiving Party may gain or enhance general knowledge, skills and experience (including ideas, concepts, know-how and techniques) related to the receiving Party's business ("General Knowledge"). The subsequent use by these employees of such General Knowledge as retained in their unaided memories, without reference to Confidential Information in written, electronic or other fixed form, shall not constitute a breach of this Agreement. Neither Party shall have any obligation to limit or restrict the assignment of persons or to pay royalties for any work resulting from the use of such General Knowledge.

7.5.
Independent Development: Each Party understands that the other Party may currently or in the future be developing information internally, or be receiving information from third parties that may be similar to the Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that either Party will not develop products, or have products developed for it, or enter into joint ventures, alliances, or licensing arrangements that, without violation of this Agreement, compete with the products or systems embodying the Confidential Information.

7.6.
Exclusions. Proprietary Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the Receiving Party, (ii) is disclosed to the Receiving Party by a third party having no obligation of confidentiality with respect thereto, (iii) is known to the Receiving Party prior to its first receipt from the Disclosing Party (but not subject to a prior obligation of confidentiality); (iv) is independently developed by or on behalf of the Receiving Party as evidenced by proper business records; or (v) is released from confidential treatment by written consent of the Disclosing Party. Proprietary Information may be disclosed only to the extent so required: (a) by law or order of a court or governmental agency (only after consultation with the Disclosing Party) or (b) pursuant to the listing rules (or similar rules) of any regulated stock exchange.

7.7
Ownership; Return. All Proprietary Information of a Party shall remain the exclusive property of such Party, and no right, title, or interest in such information shall be conveyed to the other Party by release of such information to it. Upon termination of this Agreement, each Party receiving such information agrees to return or destroy all such information upon the written request of the other Party. Each Party agrees to notify the other Party if it becomes aware of any use of the information that is not authorized by this Agreement.

7.8
Remedies. Each Party acknowledges that, in the event of a breach of this Agreement by such Party or any of its officers, directors, agents, or employees, the other Party may suffer irreparable harm that may not be fully remedied by monetary damages. Each Party therefore agrees that the other Party shall have the right to institute judicial proceedings in any court of competent jurisdiction against the other Party to seek specific performance, injunctive relief, or similar equitable relief. The rights of each Party under this Section shall not in any way be construed to limit or restrict its rights to seek or obtain other damages or relief available under this Agreement or applicable law.

8.
WARRANTY AND LIMITATIONS OF LIABILITY

8.1.
CONEXANT's Warranty. CONEXANT represents and warrants to Licensee that:

8.1.1.
it has the right to grant the licenses and rights granted to Licensee pursuant to this Agreement;

8.1.2.
no consent of any third parties is required for Conexant to enter into this Agreement or perform its obligations hereunder; and

8.1.3.
the deliverables conform to the Documentation or Specifications, as applicable.

8.2.
Licensee's Warranty. Licensee represents and warrants to CONEXANT that:

8.2.1.
it has the full right, power, and authority to enter into this Agreement; and

8.2.2.
no consent of any third parties is required for Licensee to enter into this Agreement or perform its obligations hereunder; and

8.2.3.
all and any use of the Licensed Technology by Licensee shall at all times be in accordance with this Agreement, all relevant applicable laws and regulations.

8.3.
Warranty Disclaimer. EXCEPT AS PROVIDED IN SECTION 8.1 ('CONEXANT'S WARRANTY'), AND TO THE FULLEST EXTENT PERMISSIBLE BY LAW, CONEXANT MAKES NO EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, WITH RESPECT TO THE LICENSED TECHNOLOGY INCLUDING, WITHOUT LIMITATION, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NO WARRANTY OF MERCHANTABILITY, AND NO WARRANTY AS TO QUALITY. CONEXANT SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE LICENSED TECHNOLOGY WILL BE UNINTERRUPTED OR ERROR FREE, AND THAT THE LICENSED TECHNOLOGY WILL MEET ANY OF THE EXPECTATIONS OF LICENSEE, INCLUDING THOSE THAT COULD ARISE FROM THE USE OF THE LICENSED TECHNOLOGY BY LICENSEE.

8.4.
Limitation of Liability. EXCEPT IN THE EVENT OF A WILLFUL BREACH OF CONFIDENTIALITY AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, THE TOTAL CUMULATIVE LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS RELATING TO, OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL CUMULATIVE AMOUNT OF ALL FEES AND OTHER AMOUNTS PAID BY LICENSEE TO CONEXANT. IN NO EVENT SHALL EITHER PARTY HEREUNDER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.

8.5.
Right to Collect. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL PREJUDICE CONEXANT'S RIGHT TO COLLECT IN FULL ALL SUMS PAYABLE BY LICENSEE TO CONEXANT UNDER THE TERMS OF THIS AGREEMENT.

9.
INDEMNIFICATION

9.1.
By CONEXANT. Subject to Section 8.4, CONEXANT will hold Licensee harmless from costs, loss, damage and liability, to the extent incurred on account of a finding of a patent infringement or based on a third party claim the Licensed Technology infringes a United States patent issued as of the Agreement Date or any copyright or trade secret misappropriated from such third party, provided: (i) CONEXANT is notified within thirty (30) days of Licensee's receipt of any written claims, (ii) CONEXANT is given control of the defense and/or settlement thereof, (iii) Licensee gives CONEXANT information and assistance for the defense.

9.2.
By Licensee. Subject to Section 8.4, Licensee will similarly indemnify CONEXANT in relation to a claim of infringement or misappropriation related to the Licensed Technology excluded from CONEXANT's indemnity obligation in Section 9.3 ('CONEXANT Exclusions').

9.3.
CONEXANT Exclusions. The obligation of CONEXANT does not apply to software or technology: (a) not supplied by CONEXANT (including without limitation any modifications or additions to the Licensed Technology where such modification or addition is the basis of such claim); (b) use of the Licensed Technology in a manner for which it was not intended or outside the rights granted under Section 2; (c) modified by others after shipment by CONEXANT to the extent the claim is based on such modification; (d) combined with other products, processes, or materials where the alleged infringement relates to such combination; (e) where Licensee continues the activity that is alleged to infringe after being notified by CONEXANT of their belief of validity regarding such claim thereof or after being provided modifications that avoid the alleged infringement; (f) where use of the Licensed Technology is incident to an infringement not resulting from use of the Licensed Technology as delivered to Licensee; (g) any settlement or compromise incurred or made by Licensee without CONEXANT'S prior written consent; or (h) the negligent acts of Licensee.

9.4.
Remedies. If in CONEXANT's judgment a claim of infringement of third party Intellectual Property rights is likely to result in a judicial finding preventing the use of the Licensed Technology, CONEXANT shall, at its discretion and at its own expense, either procure the right for Licensee to continue to use the Licensed Technology, or to make it non-infringing. If the foregoing remedies are not reasonably available, CONEXANT will accept the return of the Licensed Technology and refund the Fees paid by Licensee for the Licensed Technology.

9.5.
Exclusive Remedies. The indemnification and other remedies set forth in this Section 9 shall constitute the exclusive remedies of Licensee, and the exclusive liability of CONEXANT with respect to the claims described in this Section 9. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED.

10.
TERM AND TERMINATION

10.1.
Term. Unless earlier terminated pursuant to this Section 10, this Agreement shall continue for the term as designated in the Exhibit.

10.2.
Termination for Breach. Either Party may terminate this Agreement on thirty (30) days' written notice to the other if the other Party is in material default or breach of any provision of this Agreement; provided, however, that if the Party receiving such notice cures the breach or default within thirty (30) day of receipt of such notice, this Agreement shall continue in full force and effect, with the exception of the following events:

10.2.1.
a material breach by Licensee or CONEXANT under Section 7 ('Proprietary Information'), such breach allowing the other Party to terminate this Agreement immediately upon notice to the breaching Party; or

10.2.2.
a breach by Licensee under Section 0 ('License') or Section 2.3 ('no Sublicense") that CONEXANT does not consider to be reasonably remediable within thirty (30) days.

10.3.
Termination for Insolvency. This Agreement may be immediately terminated without prejudice to any other rights that the terminating Party may have, whether under this Agreement, in law, equity, or otherwise, as follows:

10.3.1.
By either Party if the other Party ceases doing business as a going concern, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated as bankrupt or insolvent, files a petition seeking for itself any reorganization, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law, or regulation, or files an answer admitting the material allegations of such a petition against it, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it, or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation; or

10.3.2.
By either Party, if within sixty (60) days after the commencement of any proceedings against the other Party seeking reorganization, arrangement, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without such Party's consent or acquiescence of any trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

11.
EFFECTS OF TERMINATION

11.1.
Licensee's Duties upon Termination. Except as otherwise expressly provided herein, upon any termination of this Agreement, all rights, licenses, and obligations of the Parties shall immediately cease and terminate. Licensee agrees, upon termination of the Agreement, to return or destroy all Licensed Technology, Deliverables, and all copies of thereof, and confirm in writing to CONEXANT that such return or destruction has occurred. Termination of this Agreement does not relieve or release the Licensee from making all Fee payments that may be owing to Conexant under the terms of this Agreement as of the date of termination. Upon payment of all Fees owed, the license granted to Licensee for Licensed Products already manufactured and/or sold shall be non-revocable.

11.2.
Survival. Notwithstanding anything to the contrary in the foregoing, Sections 1 ('Definitions'), Sections 6 ('Intellectual Property Rights'), 7 ('Proprietary Information/Confidentiality'), 8.3 ('Warranty Disclaimer'), 8.4 ('Limitation of Liability'), 8.4 ('Right to Collect'), 9 ('Indemnification'), 11 ('Effects of Termination'), 13 ('Governing Law'), and 14 ('General Provisions'), shall survive the termination of this Agreement.

11.3.
No Prejudice. Termination shall be in addition to, and shall not prejudice, any of the Parties' remedies at law or in equity.

12.
NOTICES

12.1.
Written. Any notice by a Party under this Agreement shall be in writing and personally delivered, or sent via reputable overnight courier or certified mail, first-class postage pre-paid and return receipt requested, to the addresses set forth in the Exhibit.

12.2.
Language; Effective Date. All notices shall be in English and shall be deemed effective on the date of personal delivery,, one (1) day after deposit with an overnight courier, or five (5) days after deposit in the mail.

13.
GOVERNING LAW

13.1.
Choice of Law. The validity, construction, and interpretation of this Agreement, and the rights and duties of the Parties, shall be governed by and construed in accordance with the laws of the State of California, USA, without giving effect to the conflict of law provisions thereof.

13.2.
Jurisdiction. The federal and state courts within Orange County, California, shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Each Party hereto expressly consents to the personal jurisdiction of, and venue in, such courts and service of process being affected upon it by registered mail and sent to the address set forth in the Exhibits.

14.
GENERAL PROVISIONS

14.1.
Entire Agreement. This Agreement constitutes the entire agreement between CONEXANT and Licensee with respect to the obligations of the Parties with respect to its subject matter, and supersedes and terminates any prior or contemporaneous agreements or understandings relating to such subject matter. There are no prior or contemporaneous representations, warranties, or agreements between the Parties, written or oral, not contained in this Agreement. No addendum, waiver, consent, modification, amendment, or change of the terms of this Agreement shall bind either Party unless in writing and signed by duly authorized officers of CONEXANT and Licensee.

14.2.
Independent Contractor. In the performance of its obligations hereunder, Licensee is, and at all times will be, completely independent from CONEXANT, and this Agreement shall not constitute, or be deemed to constitute, either Party as an employee, agent, partner, or joint venture of the other.

14.3.
Publicity. Neither party will issue a press release or in any other manner make a public announcement regarding this Agreement without the prior review and consent of the other party.

14.4.
Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, unless such construction would materially alter the meaning of this Agreement.

14.5.
Assignment. This Agreement may not be assigned, in whole or in part, by Licensee without the prior written consent of CONEXANT, which consent shall not be unreasonably withheld or delayed. Any attempted assignment, transfer, or delegation of this agreement without such consent, except as expressly set forth herein, will be void. Subject to the foregoing, this Agreement shall be binding and inure to the benefit of each Party hereto and its respective successors and assigns.

14.6.
Export Controls. Licensee is responsible for complying with all trade regulations and laws both foreign and domestic. Licensee acknowledges that none of the Licensed Technology, any direct product thereof, or any underlying information, documentation, or technology may be downloaded or otherwise exported or re-exported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Sudan, North Korea, Iran, Syria, Federal Republic of Yugoslavia (Serbia and Montenegro) or any other country subject to a U.S. embargo; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Denied Parties List or Entity List. By using the Licensed Technology, Licensee agrees to the foregoing and represents and warrants that (i) no U.S. federal agency has suspended, revoked, or denied Licensee's export privileges, (ii) Licensee is not located in or under the control of a national or resident of any such country or on any such list, and (iii) Licensee will not export or re-export the Licensed Technology to any prohibited county, or to any prohibited person, entity, or end user as specified by U.S. export controls. Licensee agrees to indemnify and hold CONEXANT harmless from any and all costs, damages, fines, or other expenses incurred by CONEXANT related to the Licensed Technology by reason of Licensee's violation of these representations of Licensee including CONEXANT's attorneys' fees.

14.7.
No Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power, or privilege that it has, or may have thereunder, operate as a waiver of any right, power, or privilege by such Party.

14.8.
Force Majeure. Neither Party shall be liable for failures to perform due to the elements, acts of God or the public enemy, labor disputes, acts of terrorism, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, armed hostilities, riots, and other unavoidable natural disasters beyond the control of the Parties, and the time for performance of obligations hereunder by the Party subject to such event shall be extended for the duration of such event; provided, however, that if the delay lasts six (6) months, either Party may terminate this Agreement without liability to the other Party for such termination.

CONEXANT SYSTEMS, INC. ('CONEXANT')	JAZZ SEMICONDUCTOR, INC. ('Licensee')

Signature: /s/ Aril Mankar	Signature: /s/ Marco Racanelli
Printed Name: Aril Mankar	Printed Name: Marco Racanelli
Title:	Title:
Vice President VLSI Systems Designs	VP Engineering
Date: 7/2/04	Date: 7/2/04

Exhibit A

1.
Licensed Technology includes the 0.13um Process Micron Library for use by Licensee in the manufacture of 'Licensee Products' only at the 'Authorized Sites' noted in this Exhibit.

2.
TERM OF AGREEMENT. Beginning on the Effective Date and continuing indefinitely unless otherwise terminated in accordance with Section 10.

3.
DELIVERABLES AND DELIVERY SCHEDULE.

3.1.
CONEXANT's Deliverables

3.1.1.
Standard Cell Library Design Kit for the UMC 0.13um process. All the deliverables view are:
•
apollo/
The Apollo views for back-end place & route. It contains CEL, FRAM, NETL, PWR and TIM views
•
calibre/
The.cdl netlists for all cells in the library for LVS verification.
•
datasheet/
This directory has the web based html files for datasheet information for all cell.
•
debussy/
The symbol of all of the cells derived based on the Synopsys Lib.
•
dfII/
This directory contains cell views for Cadence DFII database, e.g. schematic, symbol and layout.
•
doc/
List of cell and release note
•
gds/
The gdsii stream out of all cells in the library.
•
hspice/
The extracted netlist with prarasitic from the layout for spice simulation.
•
mgc_dft/
 Design For Testability view for all cells in the library.
•
synopsys/
This has 2-sub directories.lib/,.db/ that contain Synopsys synthesis libraries. This has the logical symbol for all cells in the directories: slib/ and sdb/
•
verilog/
It is an ASCII file, which describes the functionality of all standard cell in the library. It uses by verilog simulator for functional simulation and back-annotated timing simulation.

3.1.2.
General purpose IO Design Kit for the UMC 0.13um process. All the deliverables view are:
•
apollo/
The Apollo views for back-end place & route. It contains CEL, FRAM, NETL, PWR and TIM views
•
calibre/
The.cdl netlists for all cells in the library for LVS verification.
•
datasheet/
This directory has the web based html files for datasheet information for all cell.
•
dfII/
This directory contains cell views for Cadence DFII database, e.g. schematic, symbol and layout.
•
doc/
List of cell and release note

  •
  gds/
  The gdsii stream out of all cells in the library.
  •
  hspice/
  The extracted netlist with prarasitic from the layout for spice simulation.
  •
  synopsys/
  This has 2-sub directories.lib/,.db/ that contain Synopsys synthesis libraries.
  •
  verilog/
  It is an ASCII file, which describes the functionality of all standard cell in the library. It uses by verilog simulator for functional simulation and back-annotated timing simulation.

  3.1.3
  Specialty IO

  3.1.3.
  One (1) Eight-hour Day of Training at the Newport Beach Authorized Site only.

  3.2.
  Inspection/Acceptance Procedure

  3.2.1.
  Licensee shall, within seven (7) days after the receipt of each CONEXANT Deliverable, notify CONEXANT of either acceptance or rejection of that Deliverable. Licensee's failure to notify CONEXANT in writing of such rejection within the above seven (7) day period shall be deemed to be acceptance of the Deliverable by Licensee. If Licensee elects to reject any of the Deliverables, then Licensee will specify in the rejection notice the reasons for such rejection in sufficient detail to assist CONEXANT in correcting the rejected items.

  3.2.2.
  CONEXANT initially shall make an assessment of the necessary corrective action and time needed to correct the problem and deliver to Licensee a schedule for the correction of the defect in the Deliverables. CONEXANT will use all commercially reasonable efforts to deliver a corrected Deliverable to Licensee within the timeframe indicated in that schedule.

4.
FEES.

4.1.
Licensee shall pay $150,000.00 USD within thirty (30) days after Licensee's acceptance of Deliverables detailed in 3.1.1 above.

4.2.
Licensee shall pay $150,000.00 USD within thirty (30) days after Licensee's acceptance of Deliverables detailed in 3.1.2 above.

4.3
Payments.

4.3.1
License Fee due to CONEXANT under this Agreement shall be made by Licensee by check to:

CONEXANT SYSTEMS, INC.
4311 JAMBOREE ROAD
NEWPORT BEACH, CA. 92660
ATTENTION: ACCOUNTS RECEIVABLE DEPARTMENT

5
AUTHORIZED SITE(S).

5.1
Licensee Authorized Sites: Jazz Semiconductor, any Jazz owned or operated facility, or third party facility under contract to Jazz for the manufacturing of products on behalf of Jazz, and or Jazz customers through Jazz.

6.
NOTICES. Notices shall be sent to the following addresses and telecommunications numbers.

6.1
In the case of Licensee:

JAZZ SEMICONDUCTOR
Copy to: Legal Counsel

For non-technical matters		For technical matters

Company	Jazz Semiconductor	Company	Jazz Semiconductor

Address1	4321 Jamboree Road	Address1	4321 Jamboree Road

Address2		Address2

City/Town	Newport Beach	City/Town	Newport Beach

Country/State	USA/California	Country/State	USA/California

Post Code/Zip	92660	Post Code/Zip	92660

Attention of		Attention of

Job Title	Chief Financial Officer	Job Title	Chief Technology Officers

Email		Email

Voice		Voice

Fax		Fax

6.2
In the case of CONEXANT:

CONEXANT
Copy to: General Counsel

For non-technical matters		For technical matters

Company	Conexant Systems, Inc.	Company	Conexant Systems, Inc.

Address1	4000 MacArthur Blvd.	Address1	4000 MacArthur Blvd.

Address2		Address2

City/Town	Newport Beach	City/Town	Newport Beach

Country/State	USA/California	Country/State	USA/California

Post Code/Zip	92660	Post Code/Zip	92660

Attention of		Attention of

Job Title		Job Title

Email		Email

Voice		Voice

Fax		Fax

7
ADDITIONAL TERMS

None.

QuickLinks

  Exhibit 10.48
CONEXANT SYSTEMS, INC. LICENSE AGREEMENT